COMPARATIVE STATEMENT OF SURPLUS OR DEFICIT
Thousands
$

	Year Ending March 31
	2006	2006	2007
BUDGETARY ACCOUNTS	Estimate	Revised	Estimate
Ordinary Account:
Revenues	5,738,395	5,878,383	5,882,645
Expenditures	5,588,880	5,727,787	5,798,433
Surplus (Deficit)	149,515	150,596	84,212
Capital Account:
Revenues	41,284	31,445	28,256
Expenditures	423,827	412,697	436,664
Surplus (Deficit)	(382,543)	(381,252)	(408,408)
Special Purpose Account:
Revenues	45,375	49,037	52,289
Expenditures	46,080	50,458	55,533
Surplus (Deficit)	(705)	(1,421)	(3,244)
Special Operating Agencies (net):
Revenues	57,260	64,894	65,403
Expenditures	46,538	45,948	54,654
Surplus (Deficit)	10,722	18,946	10,749
Sinking Fund Earnings	227,000	226,500	229,700
Gross Consolidated Revenue	6,109,314	6,250,259	6,258,292
Less: Capital Revenues Related to Tangible Capital Assets	(37,983)	(26,972)	(27,590)
Operating Revenue	6,071,331	6,223,287	6,230,702
Gross Consolidated Expenditure	6,105,325	6,236,890	6,345,284
Add: Amortization Expense	211,564	198,437	209,123
Less: Investment in Tangible Capital Assets	(344,438)	(328,858)	(345,928)
Operating Expense	5,972,451	6,106,469	6,208,479
Surplus (Deficit)	98,880	116,818	22,224

Note: Columns may not add due to rounding.

OPERATING REVENUE
2006-2007
Thousands
$

				SPECIAL
			SPECIAL	OPERATING	CAPITAL
	ORDINARY	CAPITAL	PURPOSE	AGENCY	REVENUE
DEPARTMENT	ACCOUNT	ACCOUNT	ACCOUNT	(NET)	ADJUSTMENT*	TOTAL
Agriculture, Fisheries and Aquaculture	3,942	0	0	0	0	3,942
Business New Brunswick	15,295	20	0	0	0	15,315
Education	20,018	0	10,655	0	0	30,673
Energy	349	0	0	0	0	349
Energy Efficiency and Conservation
Agency of New Brunswick	100	0	0	0	0	100
Environment	4,841	0	5,187	0	0	10,028
Family and Community Services	63,480	175	12,737	0	0	76,392
Finance	5,153,059	0	56	0	0	5,153,115
Health	24,106	671	1,335	0	(345)	25,767
Justice and Consumer Affairs	46,504	0	449	0	0	46,953
Legislative Assembly	442	0	0	0	0	442
Local Government	39	0	0	0	0	39
Natural Resources	79,599	40	2,502	0	0	82,141
Office of the Attorney General	125	0	0	0	0	125
Office of the Comptroller	150	0	0	0	0	150
Other Agencies	233,696	0	0	0	0	233,696
Post-Secondary Education and Training	121,904	0	9,362	27,270	0	158,536
Public Safety	103,687	0	6,884	5,541	0	116,113
Regional Development Corporation	2,015	0	0	31,177	0	33,192
Supply and Services	834	5	1,055	0	0	1,894
Tourism and Parks	3,281	0	55	915	0	4,251
Transportation	5,180	27,345	0	500	(27,245)	5,780
Wellness, Culture and Sport	0	0	2,012	0	0	2,012
TOTAL	5,882,645	28,256	52,289	65,403	(27,590)	6,001,002
Sinking Fund Earnings						229,700
Operating Revenue						6,230,702

*Refers to Capital Revenues Related to Tangible Capital Assets

Note: Columns may not add due to rounding.

OPERATING EXPENSE
2006-2007
Thousands
$

				SPECIAL
			SPECIAL	OPERATING
	ORDINARY	CAPITAL	PURPOSE	AGENCY	AMORTIZATION
DEPARTMENT	ACCOUNT	EXPENSE	ACCOUNT	NET	EXPENSE	TOTAL
Agriculture, Fisheries and Aquaculture	32,081	400	0	0	0	32,481
Business New Brunswick	37,116	0	0	0	0	37,116
Education	829,550	0	10,655	0	971	841,176
Energy	1,975	0	0	0	0	1,975
Energy Efficiency and Conservation
Agency of New Brunswick	8,031	0	0	0	0	8,031
Environment	14,801	400	5,600	0	44	20,845
Executive Council Office	7,106	0	0	0	0	7,106
Family and Community Services	789,113	0	14,500	0	1,113	804,726
Finance	12,326	0	56	0	0	12,382
General Government	458,266	0	0	0	0	458,266
Health	1,897,517	0	1,335	0	53,060	1,951,912
Intergovernmental Affairs	3,035	0	0	0	0	3,035
Justice and Consumer Affairs	34,435	0	449	0	0	34,884
Legislative Assembly	18,015	0	0	0	0	18,015
Local Government	110,365	125	0	0	38	110,528
Maritime Provinces Higher Education
Commission	147,542	0	0	0	0	147,542
Natural Resources	96,917	0	2,626	0	185	99,728
Office of the Attorney General	13,607	0	0	0	0	13,607
Office of the Comptroller	4,899	0	0	0	0	4,899
Office of Human Resources	5,675	0	0	0	0	5,675
Office of the Premier	1,169	0	0	0	0	1,169
Post-Secondary Education and Training	256,359	0	9,361	27,270	0	292,990
Public Safety	105,982	0	7,320	6,005	0	119,307
Regional Development Corporation	38,505	15,400	0	32,673	0	86,578
Service of the Public Debt	575,143	0	0	0	0	575,143
Supply and Services	97,507	12,111	1,613	0	36,940	148,171
Tourism and Parks	26,687	1,200	55	1,186	1,207	30,335
Transportation	158,630	61,100	0	(12,480)	115,565	322,815
Wellness, Culture and Sport	16,079	0	1,963	0	0	18,042
TOTAL	5,798,433	90,736	55,533	54,654	209,123
Operating Expense						6,208,479

COMPARATIVE STATEMENT OF ESTIMATED GROSS REVENUE BY SOURCE
2006-2007
Thousands
$

	Year Ending March 31
	2006	2006	2007
OWN SOURCE	Estimate	Revised	Estimate
Taxes
Personal Income Tax	1,021,000	1,060,000	1,104,700
Corporate Income Tax	154,200	150,300	178,400
Metallic Minerals Tax	2,200	8,000	8,000
Provincial Real Property Tax	337,000	346,000	353,200
Harmonized Sales Tax	827,600	837,900	814,300
Gasoline and Motive Fuels Tax	236,000	234,000	236,300
Tobacco Tax	99,000	93,000	93,000
Pari-Mutuel Tax	80	65	65
Insurance Premium Tax	38,350	40,150	41,200
Real Property Transfer Tax	5,200	5,500	6,000
Large Corporation Capital Tax	41,300	36,300	33,900
Financial Corporation Capital Tax	10,000	10,000	10,000
Sub-Total: Taxes	2,771,930	2,821,215	2,879,065
Return on Investment	155,528	252,943	118,808
Licenses and Permits	102,664	102,560	103,486
Sale of Goods and Services	215,181	208,124	209,237
Royalties	67,961	65,670	67,276
Lottery Revenues	122,925	110,125	110,125
Fines and Penalties	1,737	1,437	1,486
Miscellaneous	15,521	15,797	14,670
TOTAL: OWN SOURCE REVENUE	3,453,446	3,577,870	3,504,153
Unconditional Grants – Canada
Fiscal Equalization Payments	1,348,000	1,348,000	1,432,200
Canada Health and Social Transfer	0	1,000	0
Health Reform Transfer	0	5	0
Canada Health Transfer	483,400	488,000	490,200
Canada Social Transfer	204,300	207,100	211,600
Other	1,900	1,900	1,900
Sub-Total: Unconditional Grants – Canada	2,037,600	2,046,005	2,135,900
Conditional Grants – Canada	247,349	254,509	242,592
TOTAL: GRANTS FROM CANADA	2,284,949	2,300,514	2,378,492
TOTAL: GROSS ORDINARY REVENUE	5,738,395	5,878,383	5,882,645

Note: Columns may not add due to rounding.

BALANCED BUDGET RESULTS
Millions
$

	Year Ending March 31
	2005	2006	2007
Actual		Revised	Estimate
Operating Revenue	5,959.8	6,223.3	6,230.7
Add: Required changes under the Act	0.0	(3.7)	1.7
Adjusted Revenue	5,959.8	6,219.6	6,232.4
Operating Expense	5,717.6	6,106.5	6,208.5
Adjusted Surplus (Deficit) for the Year	242.2	113.1	23.9
Cumulative Difference - Beginning of Year	0.0	242.2	355.3
Cumulative Difference - End of Year.	242.2	355.3	379.2

Based on proposed Fiscal Responsibility and Balanced Budget Act.

Note: Columns may not add due to rounding.

NET DEBT
Millions
$

	Year Ending March 31
		2007
	2000	Estimate
Net Debt	7,048.9	6,909.6

Decrease in Net Debt 1999-2000 to 2006-2007:		139.3

Note: Columns may not add due to rounding.

NEW BRUNSWICK ROAD IMPROVEMENT FUND
Thousands
$

	Year Ending March 31
	2006	2006	2007
	Estimate	Revised	Estimate
Revenue
Gasoline and Motive Fuel Tax	236,000	234,000	236,300
Expenditures
Department of Transportation
Capital Account	235,080	223,490	235,830
Ordinary Account.	153,600	164,938	158,580
Total Expenditures	388,680	388,428	394,410
Net Expenditures	152,680	154,428	158,110
Source of Funding for Net Expenditures
Federal Capital Revenues	36,194	26,357	27,245
Provincial Contribution from Consolidated Fund	116,486	128,071	130,865
TOTAL	152,680	154,428	158,110

N.B. Road Improvement Fund revenues and expenditures are included in the ordinary and capital accounts in the budget plan.

Capital Account expenditures relating to the Vehicle Management Agency have been excluded from the total expenditures above.

Note: Columns may not add due to rounding.